Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
Company contact:
L. Decker Dawson, Chairman
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL REPORTS
RECORD FIRST QUARTER RESULTS
MIDLAND, Texas, February 6, 2008/ PR Newswire/ — Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $77,599,000 for the quarter ending December 31, 2007, the Company’s first quarter of fiscal 2008, compared to $53,654,000 for the same quarter in fiscal 2007, an increase of 45 percent. Revenue growth in the quarter was primarily due to the expanded capabilities of existing crews which resulted in improved efficiencies and pricing as well as the fielding of two additional seismic data acquisition crews in April and September of 2007, the Company’s 14th and 15th crews.
Stephen Jumper, President and CEO of Dawson Geophysical, said, “Continued exploration and development activities by our client base fueled our first quarter results — the best first quarter results in the Company’s history. We are extremely pleased with our results in what has historically been our most challenging quarter due to shorter days, weather concerns, and downtime during the holiday season.”
Revenues in the first quarter of fiscal 2008 continued to include high third-party charges related to the use of helicopter support services, specialized survey technologies, and dynamite energy sources. The sustained level of these charges is driven by the Company’s continued operations in areas with limited access in the Appalachian Basin, Arkansas, Val Verde Basin of Texas, and in Eastern Oklahoma. The Company is reimbursed for these expenses by its clients.
Net income for the first quarter of fiscal 2008 was $7,704,000 compared to $5,435,000 in the same quarter of fiscal 2007, an increase of 42 percent. Earnings per share for the first quarter of fiscal 2008 were $1.01 per share compared to $0.72 per share in fiscal 2007. Included in the first quarter earnings results is a 38% increase in depreciation charges from the prior year period reflecting the Company’s recent increased capital investment and growth.

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
EBITDA for the first quarter of fiscal 2008 was $17,970,000 compared to $12,668,000 in the same quarter of fiscal 2007, an increase of 42 percent.
The Company’s first quarter results reflect continued brisk domestic exploration activities by the Company’s clients, particularly those clients seeking natural gas. Although the Company’s clients may cancel their service contracts on short notice, the Company’s order book remains strong and reflects commitments to maintain operations at full capacity well into calendar 2008.
Capital expenditures during the quarter of $14,890,000 were used to purchase an additional 5,000 channels of ARAM ARIES recording equipment, 10 additional I/O vibrator energy source units, and to make technical improvements in all phases of the Company’s operations.
First Quarter 2008 Highlights
•	Replaced an I/O System II MRX recording system on an existing crew with a 7,500 channel ARAM ARIES recording system purchased in fiscal 2007;

•	Increased channel count from 10,000 to 11,500 on an existing ARAM ARIES crew;

•	Increased channel count from 9,500 to 10,000 on an existing ARAM ARIES crew;

•	Increased total channel count to in excess of 107,000;

•	Took delivery of ten I/O vibrator energy source units bringing the Company’s total to 123 units; and

•	Operated in West Texas, South Texas, Fort Worth Basin of Texas, New Mexico, Oklahoma, Arkansas, Colorado, Utah, Montana and West Virginia.
Jumper continued, “We are optimistic about the current business environment and look forward to 2008 with enthusiasm. Demand for our services remains robust. Growth opportunities exist in 2008 with improved efficiencies and pricing from increased channel count as we continue to add value by helping our clients lower finding and development costs with higher resolution 3D seismic data.”

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2D, 3D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
This press release contains information about the Company’s EBITDA, a non-GAAP financial measure. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income is presented in the table following the text of this press release.

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, high fixed cost of operations, weather interruptions, the ability to obtain land access rights of way, industry competition, the ability to manage growth, and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

DAWSON GEOPHYSICAL COMPANY
STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating revenues	$77,599,000	$53,654,000
Operating costs:
Operating expenses	58,125,000	39,724,000
General and administrative	1,706,000	1,448,000
Depreciation	5,551,000	4,014,000

	65,382,000	45,186,000

Income from operations	12,217,000	8,468,000
Other income (expense):
Interest income	218,000	154,000
Interest expense	(105,000)	—
Other	(16,000)	32,000

Income before income tax	12,314,000	8,654,000
Income tax expense:
Current	(4,540,000)	(1,927,000)
Deferred	(70,000)	(1,292,000)

Net income	$7,704,000	$5,435,000

Net income per common share	$1.01	$0.72

Net income per common share-assuming dilution	$1.00	$0.71

Weighted average equivalent common shares outstanding	7,660,100	7,553,809

Weighted average equivalent common shares outstanding-assuming dilution	7,720,101	7,635,013

DAWSON GEOPHYSICAL COMPANY
BALANCE SHEETS

	December 31,	September 30,
	2007	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,231,000	$14,875,000
Accounts receivable, net of allowance for doubtful accounts of $176,000 in each period	52,633,000	56,707,000
Prepaid expenses and other assets	2,651,000	815,000
Current deferred tax asset	1,325,000	693,000

Total current assets	74,840,000	73,090,000

Property, plant and equipment	222,044,000	207,427,000
Less accumulated depreciation	(89,991,000)	(84,655,000)

Net property, plant and equipment	132,053,000	122,772,000

	$206,893,000	$195,862,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,073,000	$12,816,000
Accrued liabilities:
Payroll costs and other taxes	1,331,000	2,325,000
Other	13,858,000	14,263,000
Deferred revenue	2,312,000	2,922,000
Line of credit	5,000,000	5,000,000

Total current liabilities	39,574,000	37,326,000

Deferred tax liability	10,084,000	9,381,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 7,665,994 and 7,658,494 shares issued and outstanding in each period	2,555,000	2,553,000
Additional paid-in capital	85,564,000	85,090,000
Retained earnings	69,116,000	61,512,000

Total stockholders’ equity	157,235,000	149,155,000

	$206,893,000	$195,862,000

Reconciliation of EBITDA to Net Income

	Three Months Ended
	December 31,
	2007	2006
	(in thousands)
Net Income	$7,704	$5,435
Depreciation	5,551	4,014
Interest expense	105	—
Income tax expense	4,610	3,219

EBITDA	$17,970	$12,668

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended
	December 31,
	2007	2006
	(in thousands)
Net cash provided by operating activities	$12,502	$3,194
Changes in working capital items and other	5,723	9,646
Non-cash adjustments to income	(255)	(172)

EBITDA	$17,970	$12,668